UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MORGAN STANLEY PATHWAY FUNDS

(Exact name of registrant as specified in its charter)

Massachusetts (State of incorporation or organization)	See Below (I.R.S. Employer Identification No.)

2000 Westchester Avenue

Purchase, New York 10577

(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Exchange on which each Class is to be so registered	I.R.S. Employer Identification Number
Morgan Stanley Pathway Large Cap Equity ETF	NYSE Arca, Inc.	51-0336208
Morgan Stanley Pathway Small-Mid Cap Equity ETF	NYSE Arca, Inc.	51-0336212

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒:

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is to become effective pursuant to General Instruction A.(d), please check the following box. ☐:

Securities Act registration statement file number to which this form relates: 033-40823

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Morgan Stanley Pathway Funds (the “Registrant”) previously filed a Registration Statement on Form 8-A on October 25, 2024 with the U.S. Securities and Exchange Commission (the “Prior Form 8-A”) with respect to the Large Cap Equity ETF and Small-Mid Cap Equity ETF, each a series of the Registrant. This Amendment No. 1 to the Prior Form 8-A is being filed by the Registrant for the sole purpose of changing the names of the Large Cap Equity ETF and Small Mid-Cap Equity ETF to “Morgan Stanley Pathway Large Cap Equity ETF” and “Morgan Stanley Pathway Small-Mid Cap Equity ETF,” respectively. Except as described above, no other changes have been made to the Registration Statement.

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares is set forth in Post-Effective Amendment No. 92 to the Registrant’s Registration Statement on Form N-1A (the “Registration Statement”) (File Nos. 033-40823; 811-06318), as filed with the U.S. Securities and Exchange Commission (the “SEC”) via EDGAR on October 18, 2024, which description is incorporated herein by reference. Any form of supplement to the Registration Statement that is subsequently filed with the SEC that relates to the shares is hereby also incorporated herein by reference.

Item 2. Exhibits.

A.

Registrant’s Third Amended and Restated Master Trust Agreement, dated December 17, 2018, is incorporated herein by reference to Exhibit (a)(1) of Post-Effective Amendment No. 78 to the Registrant’s Registration Statement on Form N-1A (File Nos. 033-40823; 811-06318), as filed with the SEC via EDGAR Accession No. 0001193125-18-356415 on December 21, 2018.

B.

Registrant’s Amended and Restated By-Laws dated December 17, 2018, are incorporated herein by reference to Exhibit (b)(1) of Post-Effective Amendment No. 78 to the Registrant’s Registration Statement on Form N-1A (File Nos. 033-40823; 811-06318), as filed with the SEC via EDGAR Accession No. 0001193125-18-356415 on December 21, 2018.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MORGAN STANLEY PATHWAY FUNDS

Date: November 18, 2024
	By:	/s/ Eric Metallo
Eric Metallo Chief Legal Officer and Secretary